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                              AMENDMENT
                                  TO
                         ANGELICA CORPORATION
                          SUPPLEMENTAL PLAN



The Angelica Corporation Supplemental Plan (the "Plan") hereby is amended, effective as of February 1, 1997, in the following particulars.

1.   Section 4(a) of the Plan is amended to read as follows:

     "(a) The amount payable annually to a Participant who has at least 30 years of service with the Company when he ceases to be an Employee will be an amount (called the "formula amount"), established by the Board at the time the Participant joins the Plan and not subject to decrease except as set out in subsection (d) (though subject to increase in the discretion of the Board), between 30 and 50 percent of the Participant's final average compensation (the "Supplemental Annual Benefit"). The Supplemental Annual Benefit shall be decreased by the annual amount payable for the payment period specified in Section 6(a) or (b) (when expressed as a life annuity which is the actuarial equivalent of the amount payable) to him by the Company then or thereafter under any other retirement or deferred compensation plan or contract, including amounts payable under the Angelica Corporation Pension Plan or under the Company's predecessor Deferred Income Sharing Plan and, if appropriate, the related Consulting and Advisory Contracts, but excluding all amounts payable under the Angelica Corporation Deferred Compensation Option Plan for Selected Management Employees and the Angelica Corporation Retirement Savings Plan. Anything contained herein to the contrary notwithstanding, the formula amount with respect to a Participant whose employment terminates with the Company, is reemployed with the Company and who again becomes a Participant in the Plan before any benefit to which he is entitled under the Plan is paid to him, shall be the formula amount established by the Board at the time the Participant subsequently becomes a Participant in the Plan."

2.   Section 4(c) of the Plan is amended to read as follows:

     "For purposes of this Plan, a Participant's service with the Company shall mean the aggregate period of the Participant's continuous uninterrupted employment with the Company and all subsidiaries (including those whose business activities are conducted principally outside the United States of America) immediately prior to the date the determination of his service is being made, disregarding all previous periods of discontinuous service (if any). Periods of uninterrupted service will not be considered to be discontinuous if the interruption was


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     because of leave of absence granted by the Company,
     military duty or other governmental service, or temporary physical or mental incapacity. Ordinarily no service after the Participant reaches age 65 will be taken into account; however, in specific cases the Board may authorize the crediting of up to an additional three years of service beyond such age. In the case of a Participant who was employed by an enterprise which was acquired by the Company, each full year of service prior to the acquisition date will be considered one-half year of service with the Company for purposes of this Plan, and fractional years shall be disregarded. Notwithstanding the terms of this subsection (c), to determine the service of a Participant whose employment terminates with the Company, is reemployed with the Company and who again becomes a Participant in the Plan before any benefit to which he is entitled under the Plan is paid to him, such Participant's service shall be the sum of his prior aggregate period of continuous uninterrupted employment with the Company and all subsidiaries as specified above and any subsequent period of continuous uninterrupted employment with the Company and all subsidiaries as determined hereunder."

IN WITNESS WHEREOF, the Company has caused this amendment to be executed by its duly authorized officer this 25th day of February, 1997.

                              ANGELICA CORPORATION


                              By /s/ L. J. Young
                                 ------------------------------------------
                                 Chairman of the Board,
                                 President and Chief Executive Officer


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